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UNDERWRITING AGREEMENT
between
VAN KAMPEN AMERICAN CAPITAL LIFE INVESTMENT TRUST and
VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.


THIS AGREEMENT made this ____ day of ________, 1995, by and between VAN KAMPEN AMERICAN CAPITAL LIFE INVESTMENT TRUST, a Delaware business trust, hereinafter referred to as the "Fund", and VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC., a Delaware corporation, hereinafter referred to as the "Underwriter".

W I T N E S S E T H :

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

FIRST: The Trust hereby appoints the Underwriter as its exclusive agent for the sale of shares of the Trust to separate accounts established by life insurance companies to fund variable life insurance or variable annuities. This agreement shall apply to shares of the Common Stock Fund, Domestic Strategic Income Fund, Emerging Growth Fund, Global Equity Fund, Government Fund, Money Market Fund, and Multiple Strategy Fund and Real Estate Securities Fund and to such additional portfolios of the Trust as may be mutually agreed upon in writing by the Trust and the Underwriter.

SECOND: The Trust shall not sell any of its shares except through the Underwriter and under the terms and conditions set forth in paragraph FOURTH below.

THIRD: The Underwriter hereby accepts appointment as exclusive agent for the sale of the shares of the Trust and agrees that it will use its best efforts to sell such shares; provided, however, that:

(A) the Underwriter may, and when requested by the Trust shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Underwriter or of the Trust, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

(B) the Trust may withdraw the offering of its shares (i) at any time with the consent of the Underwriter, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Underwriter does not undertake to sell any specific amount of shares of the Trust.





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FOURTH:  The offering price of shares of the Trust (the "offering price") shall be the net asset value per share which shall be determined in the manner provided in the then current prospectus of the Trust.

The Underwriter shall act as agent of the Trust in connection with the sale and repurchase of shares of the Trust. Except with respect to such sales and repurchases, the Underwriter shall act as principal in all matters relating to the promotion of the sale of shares of the Trust and shall enter into all of its own engagements, agreements and contracts as principal on its own account.

FIFTH:  The Underwriter shall bear

(A) the expense of printing from the final proof and distributing registration statement and prospectuses relating to public offerings made by the Underwriter pursuant to this Agreement and annual and semi-annual shareowner reports used as sales literature (not, however, including typesetting costs), as well as all printing and distribution costs of any other sales literature used by the Underwriter or furnished by the Underwriter to dealers in connection with such public offerings except as otherwise agreed by the Trustees;

(B) expenses of advertising in connection with such public offerings except as otherwise agreed by the Trustees; and

(C)  all legal expenses in connection with the foregoing.

SIXTH: The Underwriter will accept orders for shares of the Trust only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

SEVENTH:

(A) The Trust and the Underwriter shall each comply with all applicable provisions of the Investment Company Act of 1940 (the "Act"), the Securities Act of 1933 (the "Securities Act") and of all other federal and state laws, rules and regulations governing the issuance and sale of shares of the Trust.

(B) The Trust agrees to indemnify the Underwriter against any and all claims, demands, liabilities and expenses which the Underwriter may incur under the Securities Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Trust, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in





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conformity with, information furnished to the Trust in connection therewith by or on behalf of the Underwriter.

(C) The Underwriter agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur arising out of or based upon any act or deed of the Underwriter or its sales representatives which has not been authorized by the Trust in its prospectus or in this Agreement. The Underwriter agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur under the Securities Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Trust, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Underwriter.

(D) The Underwriter agrees to indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur under the Securities Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any prospectus of the Trust prepared for use under Rule 482 of the Securities Act, or any omission to state a material fact therein.

EIGHTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

NINTH: This Agreement shall become effective on the date hereof, shall have an initial term of two years from the date hereof, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved at least annually (a)(i) by the Trustees of the Trust, or
(ii) by vote of a majority of the Trust's outstanding voting securities (as defined in Section 2(a)(42) of the Act), and (b) by vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

TENTH:

(A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, or by the Underwriter, on sixty
(60) days' written notice to the other party.

(B) This Agreement shall automatically terminate in the event of its assignment (as defined in Section 2(a)(4) of the Act).





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ELEVENTH:  Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust shall be 2800 Post Oak Boulevard, Houston, Texas 77056 and the address of the Underwriter shall be One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

TWELFTH: This Agreement is executed on behalf of the Trust or the Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. A Certificate of Trust in respect of the Trust is on file with the Secretary of the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.


By:__________________________________________

Name:  Don G. Powell

Its:  Chief Executive Officer



VAN KAMPEN AMERICAN CAPITAL LIFE INVESTMENT TRUST


By:__________________________________________

Name:  Nori L. Gabert

Its:  Vice President